Exhibit 99.1

QuidelOrtho Formed by the Completion of Transaction Combining Quidel and Ortho Clinical Diagnostics

QuidelOrtho to participate in the William Blair 42nd Annual Growth Stock Conference June 8, 2022

SAN DIEGO, CA — (BUSINESS WIRE)—May 27, 2022—QuidelOrtho Corporation (NASDAQ: QDEL) (“QuidelOrtho”), announced completion of the transaction combining Quidel Corporation (“Quidel”) and Ortho Clinical Diagnostics Holdings plc (“Ortho”), creating QuidelOrtho, a leading in vitro diagnostics company. The new company, headquartered in San Diego, California, generated more than $3.5 billion in combined revenues in 2021 and has approximately 6,000 employees. QuidelOrtho will trade on the Nasdaq Global Select Market under the symbol “QDEL.”

“We are very excited to bring together the talented and experienced teams of both Quidel and Ortho who share a commitment to the employees, customers, patients, and the communities we serve,” said Douglas Bryant, Chairman and Chief Executive Officer of QuidelOrtho. “There is a lot of important work ahead of us to deliver on our targeted synergies and new product introductions and we are energized and poised to excel in our combined mission to deliver advanced diagnostics to improve human health. We look forward to executing on our growth strategy as QuidelOrtho and enhancing care across the testing continuum while driving long-term value creation for our stockholders.”

Under the terms of the agreement governing the transaction, former Ortho shareholders received $7.14 in cash and 0.1055 shares of QuidelOrtho common stock for each Ortho common share. Former Quidel stockholders received one share of QuidelOrtho common stock for each share of Quidel common stock. The QuidelOrtho board is composed of 8 former Quidel board members and 4 former Ortho board members.

QuidelOrtho to Present at Upcoming Investor Conference

Members of the QuidelOrtho management team, including Douglas Bryant, Chairman and Chief Executive Officer, and Joseph Busky, Chief Financial Officer, are scheduled to participate in the William Blair 42nd Annual Growth Stock Conference in Chicago on June 8, 2022, with a presentation scheduled for 8:00 a.m. Central Standard Time.

Interested parties can access a live webcast and replay of the presentation on the “Investors” page of QuidelOrtho’s website at https://ir.quidelortho.com/, under the “Events Calendar” section of the page, or by clicking on the following link: https://wsw.com/webcast/blair66/qdel/1921284

Participants should allow approximately five to ten minutes prior to the presentation’s start time to visit the site and download any streaming media software needed to listen to the Internet webcast. A replay of the webcast will also be available on the company’s website for 14 days.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) unites the power of Quidel Corporation and Ortho Clinical Diagnostics behind a shared mission of developing and manufacturing innovative technologies that raise the performance of diagnostic testing and create better patient outcomes across the entire healthcare continuum.

Ranked among the world’s largest in vitro diagnostics (IVD) providers with more than 120 years of collective experience, we combine industry-leading expertise in immunoassay and molecular testing with a global footprint in clinical labs and transfusion medicine.

Our company’s comprehensive product portfolio delivers accuracy, speed, automation and access, providing critical information when and where it is needed most. Inspired by a spirit of service, the QuidelOrtho family is committed to enhancing the wellbeing of people worldwide and happy in the knowledge we are making a difference.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this press release by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits and results of the business combination transaction, including QuidelOrtho’s future plans, objectives, strategies, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of QuidelOrtho’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the business of QuidelOrtho generally. Additional risks and factors are identified under “Risk Factors” in QuidelOrtho’s joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2022 and subsequent reports filed with the Commission.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. QuidelOrtho has no obligation to update any of the forward-looking information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Investor Contact:

IR@Quidel.com

Media Contact:

media@Quidel.com